Exhibit 99.1

Press Release

CONTACT:

Tricia Haugeto

Array BioPharma Inc.
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ADVANCES P38 INHIBITOR, ARRY-797,

INTO PHASE 2 CLINICAL TRIAL

Boulder, Colo., (November 20, 2007) — Array BioPharma Inc. (NASDAQ: ARRY) today announced that it has commenced dosing ARRY-797, a novel, small molecule p38 inhibitor, in a Phase 2 clinical trial to evaluate the efficacy of this drug for treating pain in dental patients undergoing third molar extraction.

“I am delighted that we are now dosing patients in our Phase 2 study to evaluate the efficacy of ARRY-797 in the management of postoperative dental pain,” said John Yates, MB ChB, MD, Chief Medical Officer, Array BioPharma.  “We believe we will see significant efficacy in acute pain based upon ARRY-797’s pharmacodynamic activities to date.  This model has been a good predictor of acute analgesic effects of various pain medications.”

The Phase 2 trial is a randomized, double-blind, placebo-controlled, parallel-group efficacy study of ARRY-797 in dental patients undergoing third molar extraction.  The objective of the study is to assess the safety, tolerability and analgesic efficacy of ARRY-797 dosed either after the operation or both before and after surgery.  Although analgesics are typically administered with the onset of pain, emerging evidence suggests that dosing an anti-inflammatory drug prior to a surgical procedure can help block the development of pain.  The trial will enroll up to 150 patients and be conducted at two medical centers in the United States.

ARRY-797 / p38 Inhibitor Phase 1 Results

In a single ascending dose (SAD) study in healthy volunteers, ARRY-797 was shown to have linear increases in exposure with increasing oral dose; the dose range studied was from 25 to 400 mg. The drug was well-tolerated with no serious adverse events. In blood samples taken from these volunteers and stimulated ex vivo, ARRY-797 was shown to inhibit the production of IL-1beta, TNF-alpha and PGE2. These effects were pronounced, with up to 80 to 90 percent inhibition of these inflammatory mediators seen at the higher doses. ARRY-797 met its objective in this study and is nearing completion in a multiple ascending dose (MAD) study in normal volunteers.

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About ARRY-797 / Targeting p38 for Inflammation and Pain

P38 is a kinase target that regulates the production of numerous pro-inflammatory cytokines, in particular, TNF, IL-1, IL-6 and PGE2.  Based upon its potential to reduce the synthesis of multiple pro-inflammatory mediators from diverse cell types and block key secondary inflammatory pathways at an early stage, blockade of p38 kinase activity provides a novel therapeutic approach for the treatment of inflammation and inflammatory pain.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer and inflammatory diseases.  Our proprietary drug development pipeline includes clinical candidates that are designed to regulate therapeutically important target proteins and are aimed at large market opportunities.  In addition, leading pharmaceutical and biotechnology companies collaborate with Array to discover and develop drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our future plans for advancing certain of our proprietary drug programs, the potential to earn future milestone payments, license fees or royalty revenue, and the plans of our collaborators to further develop drugs we have out-licensed or on which we are collaborating. These statements involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2007, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet objectives tied to milestones and royalties, and our ability to attract and retain experienced scientists and management.  We are providing this information as of November 20, 2007. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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